Exhibit 10.12

Equipment Purchase Agreement

- - - BY AND BETWEEN - - -

BAYONNE PLANT HOLDING, L.L.C.,

a Delaware limited liability company,

and

FERMI EQUIPMENT HOLDCO, LLC

a Delaware limited liability company.

Dated: June 26, 2025

EQUIPMENT PURCHASE AGREEMENT

This Equipment Purchase Agreement (this “Agreement”), dated as of June 26, 2025 (the “Closing Date”), is entered into between Bayonne Plant Holding, L.L.C., a Delaware limited liability company (“Seller”), and Fermi Equipment Holdco, LLC, a Delaware limited liability company (“Buyer” and, together with Seller, the “Parties” and, each, a “Party”).

RECITALS

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller the assets listed in Exhibit A (the “Purchased Assets”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article I
Purchase and Sale

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein and in exchange for receipt of the Purchase Price (as defined in Section 1.02), Seller hereby sells, conveys, assigns, transfers, and delivers to Buyer, and Buyer hereby purchases from Seller, all of Seller’s right, title, and interest in and to the Purchased Assets, free and clear of any mortgage, pledge, lien, charge, security interest, equitable interest, restriction, claim or other encumbrance (“Encumbrance”).

Section 1.02 Purchase Price. The aggregate purchase price to be paid by Buyer to Seller for the Purchased Assets shall be US $18,000,000 (the “Purchase Price”). The Purchase Price will be paid by wire transfer of free and clear funds, on an irrevocable, fully earned, and non-refundable basis, pursuant to the wire instructions attached as Exhibit B.

Section 1.03 Closing. The closing of the sale contemplated by this Agreement (the “Closing”) shall be deemed to occur at 12:01 a.m., Eastern time on the Closing Date.

Section 1.04 Closing Deliverables.

(a) Upon receipt of the Purchase Price, Seller is delivering to Buyer the following:

(i) a bill of sale in the form of Exhibit C attached hereto (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii) the certificate of the Seller’s Secretary (or equivalent officer) in the form of Exhibit D;

(b) Buyer is delivering, or cause to be delivered, to Seller the following:

(i)    The Purchase Price;

(ii)   An executed counterpart of the Bill of Sale executed by Buyer; and

(iii)    the certificates of the Buyer’s Secretary (or equivalent officer) in the form of Exhibit E.

Article II
no warranties of condition

THE PURCHASED ASSETS ARE HEREBY SOLD “AS IS, WHERE IS AND WITH ALL FAULT”. BUYER ACKNOWLEDGES THAT THE PURCHASED ASSETS ARE CURRENTLY INOPERABLE AND REQUIRE SUBSTANTIAL INVESTMENT AND REPAIR BY BUYER TO RETURN TO OPERABILITY. SELLER MAKES NO WARRANTY, STATUTORY, EXPRESSED OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY OR DURABILITY OF THE PURCHASED ASSETS OR ANY PART THEREOF. BUYER HEREBY FOREVER RELEASES SELLER FROM ANY LIABILITY, CLAIM, LOSS, DAMAGE, COST OR EXPENSE, FORESEEN OR UNFORESEEN, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE, ARISING FROM OR IN CONNECTION WITH THE CONDITION OF THE PURCHASED ASSETS OR ANY USE THEREOF AND BUYER EXPRESSLY WAIVES ANY IMPLIED WARRANTIES (A) AGAINST DEFECTS OR VICES OR HIDDEN OR LATENT DEFECTS WITHIN THE PURCHASED ASSETS, (B) THE PURCHASED ASSETS BEING FIT FOR THEIR ORDINARY USE OR FOR BUYER’S INTENDED USE OR PARTICULAR PURPOSE, (C) THE PRESENCE OF ASBESTOS AND OTHER HAZARDOUS SUBSTANCES IN THE PURCHASED ASSETS, (D) THE COST OF RETURNING THE PURCHASED ASSETS TO OPERABILITY OR FROM REMOVING AND TRANSPORTING THE PURCHASED ASSETS OR (E) ANY OTHER MATTER RELATED TO THE PHYSICAL CONDITION OR FITNESS OF THE PURCHASED ASSETS, AND BUYER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY IN CONNECTION THEREWITH. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE II SHALL LIMIT OR DISCLAIM ANY EXPRESS REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT.

Article III
Representations and warranties of sELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the Closing Date:

Section 3.01 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Bill of Sale (collectively, the “Transaction Documents”), the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller’s governing body. The Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 Non-Contravention. The execution, delivery, and performance by Seller of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation or other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law (collectively, “Law”) of any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction (collectively, “Governmental Authority”) or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Purchased Assets; (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any Person the right to accelerate, terminate, modify, or cancel any contract to which Seller is a party or by which Seller is bound or to which any of the Purchased Assets are subject; or (e) result in the creation or imposition of any Encumbrance on the Purchased Assets. “Person” means an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust or other entity or organization, including a Governmental Authority.

Section 3.03 Contractual Liabilities. There are no contractual liabilities or obligations of Seller that will become obligations or liabilities of Buyer with respect to the Purchased Assets.

Section 3.04 Title to Purchased Assets. Seller has good and valid title to all of the Purchased Assets, free and clear of Encumbrances.

Section 3.05 Legal Proceedings; Governmental Orders.

(a) Except as set forth in Schedule 3.05 of the Disclosure Schedules attached hereto as Exhibit H (the “Disclosure Schedules”), there are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by Seller: (i) relating to or affecting the Purchased Assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders against, relating to, or affecting the Purchased Assets.

Section 3.06 Ad Valorem Taxes. All Ad Valorem Taxes due and owing by Seller in connection with the Purchased Assets with respect to tax years ending prior to 2025 and all installments of Ad Valorem Taxes due and owing by Seller in connection with the Purchased Assets through the Closing Date have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any such Ad Valorem Taxes of Seller. All returns for Ad Valorem Taxes required to be filed by Seller with respect to the Purchased Assets for any tax periods ending prior to 2025 have been, or will be, timely filed. Such tax returns are, or will be, true, complete, and correct in all respects.

Section 3.07 Brokers. Seller has not engaged any broker, finder, or investment banker in connection with the sale of the Purchased Assets that is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document.

Section 3.08 Hazardous Materials. To the actual knowledge, without any duty of inquiry, of Christopher Partridge, the Purchased Assets do not contain any friable asbestos or other hazardous materials in a form or condition that would require remediation, abatement, or special handling under applicable environmental laws as a result of Buyer’s removal of the Purchased Assets from Seller’s Site.

Section 3.09 No Other Warranties. Except as expressly and specifically set forth in this Article III, neither Seller nor any of its directors, officers, employees, consultants, counsel, accountants, contractors, and other agents (“Representatives”) has made or is making, any express or implied representation or warranty whatsoever to Buyer with respect to the Purchased Assets or any other matter, at law or in equity, and Seller expressly disclaims any such other representations or warranties.

Article IV
Representations and Warranties of Buyer

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the Closing Date:

Section 4.01 Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer has full power and authority to enter into the Transaction Documents, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of the Transaction Documents, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. The Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 Non-Contravention. The execution, delivery, and performance by Buyer of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation or other organizational documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

Section 4.03 No Reliance. Except as expressly and specifically set forth in Article III, neither Seller, its Affiliates nor any of their respective Representatives or agents has made, and is not making and shall not be construed as having made or making, and Buyer has not relied upon, any express or implied representation or warranty whatsoever to Buyer, at law or in equity, with respect to the Purchased Assets or any other matter. “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 4.04 Brokers. Buyer has not engaged any broker, finder, or investment banker in connection with the sale of the Purchased Assets that is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document.

Section 4.05 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.06 No Use in New Jersey. Buyer will, following completion of the Pick Up, cause the Purchased Assets to be transported to and used in a state other than New Jersey.

Article V
Covenants

Section 5.01 Public Announcements. Unless otherwise required by applicable Law, neither Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 5.02 Transfer Taxes. Provided that Buyer does not breach its representation and warranty in Section 4.06, all New Jersey transfer, documentary, sales, use, stamp, registration, and other such taxes incurred in connection with the Transaction Documents and the transactions implemented thereunder (“New Jersey Transfer Taxes”), if any, shall be borne and paid by Seller when due (or, if Buyer pays such New Jersey Transfer Taxes, Seller shall reimburse Buyer within 30 days of receiving an invoice for the amount of such payment). All other states’ transfer, documentary, sales, use, stamp, registration, and other such taxes incurred in connection with the Transaction Documents and the transactions implemented thereunder (“Other Transfer Taxes”), if any, shall be borne and paid by Buyer when due (or, if Seller pays such Other Transfer Taxes, Buyer shall reimburse Seller within 30 days of receiving an invoice for the amount of such payment). Each of Seller and Buyer shall, to the extent it is required under Law, and at its own expense, timely file any tax return or other document with respect to New Jersey Transfer Taxes and Other Transfer Taxes (collectively, “Transfer Taxes”) (and each Party shall cooperate with the other with respect thereto as necessary). If a Party believes it is required to collect any Transfer Taxes from the other Party at any time and that the other Party is responsible for such Transfer Taxes under this Section 5.02, the Party under the collection duty shall notify the other Party, and the Parties shall cooperate to identify any exemptions, reductions or refunds of Transfer Taxes and each Party shall provide to the other Party any documentation reasonably requested by such other Party that is required to apply for and/or receive such exemption, reduction or refund. To the extent a Party collects any Transfer Taxes from the other Party, the collecting Party shall timely remit such Transfer Taxes to the appropriate governmental taxing authority.

Section 5.03 Pick Up.

(a) Within 25 business days after the Closing Date, Seller shall, at Seller’s expense, disconnect the Purchased Assets from all electrical, water, steam, gas and other utility lines. Seller shall provide five business days’ notice to Buyer of the date(s) when disconnections will commence and Buyer shall have the right to have personnel on site to observe the disconnection work. If, however, Buyer’s Representatives are not available on the scheduled dates, Seller may proceed with its disconnection work. When this work is complete, Seller shall notify Buyer (the “Removal Commencement Notice”) that Buyer may commence dismantling and removing the Purchased Assets from the portion of Seller’s Bayonne, New Jersey facility depicted on Exhibit I (the “Seller’s Site”).

(b) Following delivery of the Removal Commencement Notice to Buyer, Seller shall grant Buyer and its agents reasonable access to the Seller’s Site during normal business hours to disassemble, stage and remove the Purchased Assets, and Seller shall cooperate in good faith with Buyer’s designated logistics provider to facilitate safe and timely removal. During this removal process, Seller will provide Buyer’s contractors with the use of Seller’s gantry cranes if needed in the removal. During periods of Buyer’s access for crating and removal operations, and at Buyer’s reasonable request with reasonable advance notice, Seller shall make available its relevant technical personnel at Seller’s Site for the purpose of assisting with real-time logistical issues and facilitating safe and orderly removal of the Purchased Assets. Buyer shall, at the Buyer’s expense, promptly repair any damage to Seller’s Site or any equipment therein caused by Buyer’s removal activities.

(c) Buyer shall be responsible, at Buyer’s expense, for making all necessary arrangements to have the Purchased Assets (i) packed, crated, and otherwise prepared for removal from Seller’s Site, and (ii) removed from the Seller’s Site. Seller will provide an out-of-doors temporary lay-down area for temporary storage of the components of the Purchased Assets during the removal process. Buyer shall be entitled, with Seller’s prior written consent not to be unreasonably withheld, to make temporary modifications to the structure of Seller’s buildings at Seller’s Site to the extent reasonably necessary to access and remove the Purchased Assets. Buyer must, however, restore Seller’s buildings to their condition prior to the modification once Buyer completes removal of the Purchased Assets. Upon determining that such a modification is necessary, Buyer shall submit a written request for Seller’s consent which shall include a description of the proposed modifications and a good faith estimate of their cost (the “Estimated Restoration Cost”) of restoring such structures to their condition before Buyer’s modification. If Seller provides the requisite consent, Buyer will deposit the Estimated Restoration Cost with Seller (the “Restoration Deposit”) to be released by Seller to Buyer once Buyer has completed the required restoration work to Seller’s reasonable satisfaction. If Buyer fails to complete the required restoration work to Seller’s reasonable satisfaction prior to expiration of the deadline for completing the Pick Up in Section 5.03(d), Seller may perform the required restoration work and deduct the cost from the Restoration Deposit provided, however, that (i) if Seller’s cost of completing the required restoration work is less than the Restoration Deposit, Seller shall return the unused portion of the Restoration Deposit to Buyer within 30 days of competing the required restoration work and (ii) if Seller’s cost of completing the required restoration work is more than the Restoration Deposit, Buyer shall pay the cost in excess of the Restoration Deposit to Seller within 30 days of receiving Seller’s invoice for such amount, accompanied by reasonable supporting documentation. The Parties shall cooperate in good faith to minimize the cost and structural impact of any modification of Seller’s buildings.

(d) Buyer shall be entitled to complete the physical removal and pickup of the Purchased Assets (the “Pick Up”) within a period of up to 90 days following Buyer’s receipt of the Removal Commencement Notice and shall use commercially reasonable efforts to do so as promptly as practicable. If Buyer fails to complete removal of all of the Purchased Assets by such deadline or fails to clean up and remove any resulting debris or waste materials at Seller’s Site, Seller may, without payment to Buyer, dispose of the remaining unremoved Purchased Assets and any debris or waste materials left by Buyer, and Buyer shall reimburse Seller for any resulting costs incurred within 30 days of receiving Seller’s invoice for such costs.

(e) Risk of loss for the Purchased Assets shall transfer to Buyer at 12:01 a.m. on the Closing Date. Any damage to or loss of the Purchased Assets suffered on or after the Closing Date shall, even if caused by Seller or its Affiliates or contractors, be Buyer’s responsibility, except to the extent caused by (i) the willful misconduct of Seller or its Affiliates or Representatives or (ii) to the extent the resulting damage was not covered by Buyer’s insurance, the gross negligence of Seller or its Affiliates or Representatives. In the event of damage to or loss of the Purchased Assets while at Seller’s Site following on or after the Closing Date, Buyer’s sole recourse shall be against its own insurance except as provided in the preceding sentence.

Section 5.04 Maintenance of Insurance. Buyer, at its sole cost and expense, shall maintain the insurance described on Exhibit F (the “Required Insurance”) commencing on the Closing Date and continuing through the date upon which Buyer completes the Pick Up and related removal of waste and debris from Seller’s Site in accordance with Section 5.03. Buyer shall provide certificates of insurance evidencing the Required Insurance to Seller before accessing Seller’s Site and shall provide updated certificates of insurance as necessary to evidence the Required Insurance throughout the required coverage period.

Section 5.05 Seller Site Activities. Buyer shall cause each of its contractors who enter Seller’s Site to work on removal of the Purchased Assets to comply with all rules and regulations imposed by Seller concerning access, work hours, non-interference with Seller’s and its Affiliates’ other business activities, and other matters reasonably required by Seller. Buyer shall further cause each such contractor to execute and deliver Seller’s access agreement attached as Exhibit G.

Section 5.06 Removal Related Claims. If, during Buyer’s removal of the Purchased Assets from Seller’s Site, Buyer or its contractors damage Seller’s Site or the equipment of Seller or its Affiliates (which does not include the Purchased Assets) or injure or kill any of Seller’s, its Affiliates’, or Buyer’s employees or contractors, Buyer shall indemnify Seller and its Affiliates against any resulting Losses (“Removal Related Claims”) under ARTICLE VI below.

Section 5.07 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Article VI
Indemnification

Section 6.01 Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VI, Seller shall indemnify and defend Buyer and its Representatives, (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, the Buyer Indemnitees to the extent resulting from:

(a) any inaccuracy in or breach of any of the express representations or warranties of Seller contained in this Agreement, any schedule or exhibit related thereto, or any other Transaction Document as of the Closing Date;

(b) any loss to or damage of the Purchased Assets on or following the Closing Date or the injury or death of any of Seller’s or its Affiliates’ employees or contractors or any Buyer Indemnitee, in each case to the extent caused by (i) the willful misconduct of Seller or its Affiliates or Representatives or (ii) if the resulting damage was not covered by Buyer’s insurance, the gross negligence of Seller or its Affiliates or Representatives;

(c) provided that Buyer does not breach its representation and warranty in Section 4.06, any New Jersey Transfer Taxes related to the transactions contemplated by this Agreement;

(d) any Ad Valorem Taxes relating to the Purchased Assets accruing before the Closing Date; or

(e) subject to Section 5.03(e), any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or any other Transaction Document.

Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall indemnify and defend each of Seller and its Affiliates (including Bayonne Industries LLC and IMTT-Bayonne LLC) and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any other Transaction Document as of the Closing Date;

(b) any Ad Valorem Taxes relating to the Purchased Assets accruing on and after the Closing Date;

(c) any Other Transfer Taxes related to the transactions contemplated by this Agreement;

(d) any loss to or damage of the Purchased Assets on or following the Closing Date (except to the extent caused by (i) the willful misconduct of Seller or its Affiliates or Representatives or (ii) if the resulting damage was not covered by Buyer’s insurance, the gross negligence of Seller or its Affiliates or Representatives);

(e) any Removal Related Claims (except to the extent caused by (i) the willful misconduct of Seller or its Affiliates or Representatives or (ii) if the resulting damage was not covered by Buyer’s insurance, the gross negligence of Seller or its Affiliates or Representatives);

(f)   any claims related to the presence of asbestos or other hazardous substances in the Purchased Assets that arise or accrue during removal of the Purchased Assets from Seller’s Site or after such removal; or

(g) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 6.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other Party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.05 Exclusive Remedy. Each Party acknowledges and agrees that, to the maximum extent permitted by applicable Law, the indemnification provisions of this ARTICLE VI shall be the sole and exclusive remedy for breaches of representations and warranties contained in this Agreement or the other Transaction Documents, the failure or non-performance of any covenants or agreements contained in this Agreement or the other Transaction Documents, and any other claim in connection with the purchase and sale of the Purchased Assets, this Agreement or the other Transaction Documents.

Section 6.06 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, in no event shall either Party be liable to the other for any consequential, incidental, special, indirect, punitive, or exemplary damages, or for any lost profits, lost revenue, business interruption, or loss of goodwill, whether arising in contract, tort (including negligence), strict liability, or otherwise, even if such damages were foreseeable or the Party was advised of the possibility of such damages. The liability of each Party under this Agreement and the other Transaction Documents shall be limited to the actual damages suffered by the other Party as a direct result of a breach of this Agreement or the other Transaction Documents. The limitations set forth in this Section 6.06 shall apply regardless of the nature of the claim (whether in contract, tort, or otherwise), and shall apply even if the exclusive remedy under this Agreement fails of its essential purpose.

Section 6.07 Mitigation of Damages. Each Party agrees to take all commercially reasonable efforts to mitigate any damages, losses, or costs arising from any breach or failure to perform this Agreement.

Article VII

Miscellaneous

Section 7.01 Expenses. Except as expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	Bayonne Plant Holding, L.L.C. 400 Poydras Street Suite 3000 New Orleans, LA 70130 Attention: Shaun Revere Email: shaunrevere@imtt.com

with a copy to: (which shall not constitute notice)	Richard Jurisich International-Matex Tank Terminals LLC 400 Poydras Street Suite 3000 New Orleans, LA 70130 Email: richardjurisich@imtt.com

If to Buyer:	Fermi Equipment Holdco, LLC 3501 Armstrong Avenue Dallas, Texas 75205 Attention: Toby Neugebauer Email: Toby@fermiamerica.com Attention: Griffin Perry Email: Griffin@fermiamerica.com

with a copy to: (which shall not constitute notice)	Holland & Knight LLP 811 Main Street, Suite 2500 Houston, TX 77002 Attention: Ram Sunkara Email: Ram.Sunkara@hklaw.com Attention: Joshua L. Belcher Email: Joshua.Belcher@hklaw.com

Section 7.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the documents to be delivered hereunder, the Exhibits, and the Disclosure Schedules, this Agreement will control.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this Section 7.06 shall be null and void. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 7.07 No Third-Party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express, or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by either Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 7.09 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America sitting in New Jersey or the courts of the State of New Jersey in each case located in the judicial district in which Seller’s Site is located, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Closing Date by their respective officers thereunto duly authorized.

SELLER

Bayonne Plant Holding, L.L.C.

By	/s/ Christopher Partridge
Name:	Christopher Partridge
Title:	Authorized Officer

BUYER

Fermi Equipment Holdco, LLC

By	/s/ Griffin Perry
Name:	Griffin Perry
Title:	Authorized Officer

EXHIBIT A PURCHASED ASSETS

EXHIBIT B SELLER WIRE INSTRUCTIONS

EXHIBIT C FORM OF BILL OF SALE

EXHIBIT D SELLER CERTIFICATE

EXHIBIT E BUYER CERTIFICATE

EXHIBIT F REQUIRED INSURANCE

EXHIBIT G FORM OF CONTRACTOR ACCESS AGREEMENT

EXHIBIT H DISCLOSURE SCHEDULES

EXHIBIT I SELLER’S SITE

[Signature Page to Equipment Purchase Agreement]